Exhibit 10.2

TERMINATION AND AMENDMENT AGREEMENT

This Termination and amendment Agreement dated as of December 30, 2005, amends the Employment Agreement dated as of February 24, 2005 (“Employment Agreement”), by and between William S. Jones (“Executive”) and Cavalry Bancorp, Inc. (the “Company”) and terminates the Executive Agreement dated May 20, 2002, as amended by the First Amendment dated November 24, 2004, between Executive and Cavalry Banking (the “Bank”), a wholly-owned subsidiary of the Company (as amended, the “Executive Agreement”).

WHEREAS, the Company is a party to an Agreement and Plan of Merger by and between the Company and Pinnacle Financial Partners, Inc., dated as of September 30, 2005 (the “Merger Agreement”).

WHEREAS, the parties desire to amend the Employment Agreement and terminate the Executive Agreements in order to address certain federal income tax issues arising under Section 280G of the Internal Revenue Code upon consummation of the Merger Agreement and to provide certain protections to the Company in certain events.

NOW, THEREFORE, the parties agree as follows:

1. Except as specifically modified herein, the terms of the Employment Agreement remain in force and effect (the Employment Agreement, as amended hereby, is hereinafter referred to as the “Agreement”).

2. The parties agree in accordance with the regulations issued under Section 409A of the Internal Revenue Code, that concurrently with the execution hereof, Executive shall receive a one-time payment of $801,880.00, and the Executive Agreement shall be terminated and of no further force and effect.

3. In the event of a Change in Control, as defined in Section 5(a) of the Employment Agreement, the amount of the payment made under Section 2 above shall be excluded from the calculation of “base amount” under Section 5(c) of the Employment Agreement.

4. Section 11(a) of the Employment Agreement shall be modified to add the following sentence at the end of said Section 11(a):

“Notwithstanding the foregoing, no payment by the Company shall be required for the first twelve months of the non-competition period otherwise provided for herein.”

IN WITNESS WHEREOF, the parties have executed this Termination and Amendment Agreement on December 30, 2005.

Executive:

William S. Jones

CAVALRY BANCORP, INC.
by:
Ronald F. Knight

CAVALRY BANKING
by:
Ira B. Lewis, Jr.